    As filed with the Securities and Exchange Commission on November 1, 1996
                                                  Registration No. 33-13756


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         HAVERTY FURNITURE COMPANIES, INC.
              -------------------------------------------------
              (Exact name of issuer as specified in its charter)


                                  Maryland                               58-0821900
                        ----------------------------              -------------------------
                        (State or other jurisdiction              (I.R.S. Employer Identification
                         of incorporation or organization)                 Number)


           866 West Peachtree Street, N.W., Atlanta, Georgia  30308
         -------------------------------------------------------------
         (Address of Principal Executive Offices)           (Zip Code)


                      1986 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------
                            (Full Title of the Plan)


                                 RAWSON HAVERTY
                             Chairman of the Board
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308
                                 (404) 881-1911
                  -------------------------------------------
                  (Name, address, telephone number, including
                        area code, of agent for service)

                          ----------------------------
                              Copies Requested to:
                             Helen T. Ferraro, Esq.
                           Smith, Gambrell & Russell
                           3343 Peachtree Road, N.E.
                             Suite 1800, East Tower
                          Atlanta, Georgia  30326-1010
                                 (404) 264-2620
                          ----------------------------

       The Registrant hereby withdraws from registration 48,000 options and underlying shares of its $1.00 par value Class A Common Stock, representing the options (and underlying shares) covered by this Registration Statement which expired unexercised pursuant to the 1986 Non-Qualified Stock Option Plan. The Plan expired on November 3, 1991.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 30th day of October, 1996.


                       HAVERTY FURNITURE COMPANIES, INC.



                       By:           /s/   John E. Slater, Jr.
                                  -------------------------------------
                                  John E. Slater, Jr.
                                  President and Chief Executive Officer